SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                              ----------

                               FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                    Core Materials Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                                 31-1481870
----------------------------------------     ----------------------------
(State of incorporation or organization)     (IRS Employer Identification
                                             No.)

800 Manor Park Drive, Columbus, Ohio                        43228
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(Address of principal executive offices)                  (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be registered                   each class is to be registered
     --------------------               ------------------------------

     Common stock, par                  American Stock Exchange
     value $.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                    NONE



Item 1.   Description of Registrant's Securities to be
          Registered
          ------------------------------------------------------------

          A description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated by reference to the description contained under the caption "Description of Core Materials Common Stock" in the prospectus which forms part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-15809) (the "Registration Statement").

Item 2.   Exhibits
          -------------------------------------------------------

          The Common Stock is to be registered on the American Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to Exhibits for Form 8-A have been or will be filed with the American Stock Exchange:

     1.  The Registration Statement.

     2. Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3-A of the Registration Statement.

     3. Certificate of Amendment to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3-B of the Registration Statement.

     4. Bylaws of the Registrant, incorporated by reference to Exhibit 3-C of the Registration Statement.

     5.  Form of specimen certificate representing Common Stock.



                                  SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 25, 1996                CORE MATERIALS CORPORATION


                                        By: /s/ Richard R. Conte
                                        --------------------------------
                                        Name:  Richard R. Conte
                                        Title: President